Exhibit 99.1


September 30, 1999

Mr. Tim O'Neil
Transfinancial Holdings, Inc.
8245 Nieman Road, Suite 100
Lenexa, KS 66214


Dear Tim:

LaSalle Bank, N.A. is pleased to provide a commitment for a total of $38.0 million ($10 million of this commitment to be provided by a participant) in credit facilities to the new entity being formed to acquire Transfinancial Holdings, Inc. and Crouse Cartage Company. The attached terms have been formally approved and will be the basis for a formal loan agreement to document the transaction. We look forward to working with you on this transaction and are very interested in building a long-term relationship with Transfinancial Holdings, Inc.

We hope this commitment meets with your approval. Please sign the attached term sheet and return it to me to acknowledge your acceptance. This commitment will expire on 10/15/99 if not accepted.


Sincerely,


/s/ Aimee W. Daniels
Aimee W. Daniels
Senior Vice President




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                          Transfinancial Holdings, Inc.
                    $38.0 Million in Total Credit Facilities
                          Indicative Terms & Conditions
                               September 30, 1999

Borrower:                        1 & 2) Crouse Cartage Company and
                                        Specialized Transport, Inc.
                                        Additionally, these facilities will be
                                        guaranteed by Transfinancial Holdings.

                                3) A newly formed entity to be used for the purpose of acquiring Transfinancial Holdings, Inc. New entity and
                                        Transfinancial Holdings will be named
                                        borrowers on the proposed facilities.

Lenders:                                LaSalle Bank, N.A. and Bankers Trust

Credit Facilities:              1)      $12,000,000 Line of Credit

                                2)      $20,000,000 Term Loan

                                3)      $6,000,000 Term Loan

                                LaSalle will hold $28 million of total
                                facilities. Bankers Trust will hold $10 million of total facilities.

Purpose:                        1)      To acquire the outstanding shares of
                                        Transfinancial Holdings, Inc., to
                                        provide working capital, and to
                                        refinance existing debt.

                                2 & 3)  To acquire the outstanding shares
                                        of Transfinancial Holdings, Inc. and
                                        refinance existing debt.

Repayment:                      1)      Revolving, interest only payable
                                        monthly or at the end of the applicable
                                        LIBOR period (30, 60, 90 or 180 days).

                                2)      Repayment will be based upon the
                                        following schedule:

                                            Year                Amortization
                                            ----                ------------
                                            One                    $325,000

                                            Two                    $325,000

                                            Three                $5,050,000

                                            Four                 $5,200,000

                                            Five                 $9,100,000

                                            Total               $20,000,000

Repayment (cont):               3)      Repayment will be based upon
                                        the following schedule:

                                            Year                Amortization
                                            ----                ------------

                                            One                  $2,925,000

                                            Two                  $2,925,000

                                            Three                  $150,000

                                            Four                         $0

                                            Five                         $0

                                            Total                $6,000,000

                                        On facilities 2 & 3, interest payable
                                        monthly or at the end of the applicable
                                        LIBOR period (30, 60, 90 or 180 days).

Maturity:                               All facilities will mature five years
                                        from funding.

Interest Rate:                  1)      Borrower's option of the
                                        following pricing grid based upon a
                                        ratio of Total Liabilities to Tangible
                                        Net Worth at Crouse Cartage Company.

--------------------------- -------------- ----------------- ----------------- ----------------- -------------------
                               <3.00        3.01 to 3.50      3.51 to 4.00      4.01 to 4.50          >4.50
                               ------        ------------      ------------      ------------         ------
Prime, floating +               0.0%             0.0%              0.0%              0.0%              0.25%

LIBOR +                       175 b.p.         200 b.p.          225 b.p.           250 b.p           275 b.p.



                                2)         Borrower's  option of the  following
                                           pricing  grid  based upon a ratio of
                                           Total  Liabilities  to Tangible  Net
                                           Worth at Crouse Cartage Company.

--------------------------- -------------- ----------------- ----------------- ----------------- -------------------
                               < 3.00        3.01 to 3.50      3.51 to 4.00      4.01 to 4.50          > 4.50
                               ------        ------------      ------------      ------------          ------
Prime, floating +               0.0%             0.0%              0.0%             0.25%              0.50%

LIBOR +                       200 b.p.         225 b.p.          250 b.p.          275 b.p            300 b.p.
--------------------------- -------------- ----------------- ----------------- ----------------- -------------------

                                   3)   Prime + 0.50% floating or LIBOR + 300
                                        basis points.

Fee:                               1)   Unused commitment fee of 25 basis
                                        points, calculated quarterly

                               2 & 3)   Commitment fee of $130,000 (50 basis
                                        points)

Collateral:                  1 & 2)     Facilities 1 & 2 will be secured
                                        by a blanket first priority perfected
                                        lien on all tangible and intangible
                                        assets of Crouse Cartage Company and
                                        Specialized Transport, Inc. including
                                        accounts receivable, inventory and
                                        equipment. The line of credit (Facility
                                        1) will be subject to a borrowing base,
                                        with advances limited to 80% of eligible accounts receivable. In the initial period after closing (defined as the first six months), payments from all companies' customers shall be mailed to the existing lockbox at Bankers Trust.
                                        This account will be set-up as a
                                        "blocked account" meaning that proceeds
                                        will be remitted to LaSalle Bank NA and
                                        applied to the loan balance. After the
                                        initial period, payments from all
                                        companies' customers shall be mailed
                                        directly to a lockbox at LaSalle Bank.
                                        The Bank shall, within two business days after Bank receives checks from companies' customers, apply such collections to companies' liabilities to the Bank. A field exam by LaSalle Bank personnel will be performed prior to close to determine eligibility.

                                        The term loan will be secured by a
                                        blanket lien on the assets of Crouse
                                        Cartage Company and Specialized
                                        Transport, Inc. Advances on the term
                                        loan will be limited to 80% of the
                                        orderly liquidation value of equipment
                                        that has been appraised by Taylor &
                                        Martin. Other fixed assets will be
                                        appraised if necessary to provide full
                                        collateral support for the loans.
                                        Mortgages on real estate will be taken
                                        as an abundance of caution. Mortgages
                                        will be filed for all properties of
                                        significant value as determined by the
                                        Bank in its sole discretion.

                                3) Facility 3 will be secured by a blanket first priority perfected lien on all tangible and intangible assets of Transfinancial Holdings, Inc. and its subsidiaries, (excluding Universal
                                        Premium Acceptance Corporation but
                                        including all others and those acquired
                                        thereafter), including accounts
                                        receivable, inventory and equipment.
                                        Collateral will also include a pledge of stock of Transfinancial Holdings, Inc. and all material subsidiaries including Universal Premium Acceptance
                                        Corporation. Advances on the term loan
                                        will be limited to 40% of valuation of
                                        UPAC. Valuation of UPAC will be
                                        determined based on review of fairness
                                        opinion value or by outside appraisal
                                        engaged by LaSalle Bank NA.

                                        All facilities will be cross-defaulted
                                        and cross-collateralized.

Reporting Requirements:                 The Borrower shall furnish
                                        the following information:

                                        1)  Annual audited consolidated and
                                            consolidating financial statements
                                            within 90 days of fiscal year end.

                                        2)  Monthly financial statements within
                                            30 days of month-end.

                                        3)  Quarterly covenant compliance
                                            certificate within 30 days of
                                            quarter-end.

                                        4)  Annual budget within 90 days of
                                            fiscal year end,

                                        5)  Frequency of borrowing base
                                            certificate and aging of accounts
                                            receivable to be determined.

                                        6)  Other information deemed necessary
                                            by the Lender.

Covenants:                              The loan documents would contain
                                        covenants customary for credit
                                        facilities of this type including, but
                                        not limited to, the following (to be
                                        determined on a rolling four quarter
                                        basis):

                                        1)  Minimum Debt Service Coverage
                                            (defined as Net Cash flow/debt
                                            service + interest on capital
                                            leases) of 1.10x through 12/31/00
                                            increasing to 1.20 thereafter. Net
                                            Cash flow is defined as earnings
                                            before interest, taxes, depreciation
                                            and amortization less taxes,
                                            dividends paid for taxes and capital
                                            expenditures not funded by
                                            additional indebtedness.

                                        2)  Maximum Total Liabilities to
                                            Tangible Net Worth at Crouse Cartage
                                            of 6.0x.

                                        3)  Minimum Tangible Net Worth of $1.5
                                            million at Transfinancial Holdings
                                            and $7.0 million at Crouse Cartage
                                            Company increasing annually by 50%
                                            of net income. Intangibles shall
                                            include goodwill, prepaid expenses
                                            excluding licenses, deferred taxes
                                            and deferred charges.

                                        4)  In the event of the sale of
                                            Universal Premium Acceptance
                                            Corporation, required reduction in
                                            debt to be negotiated.

Other Conditions:                       Commitment is subject to
                                        satisfactory completion of due
                                        diligence, which includes but is not
                                        limited to, a satisfactory field exam,
                                        satisfactory review of valuation of
                                        UPAC, and confirmation of transaction
                                        accounting based on review by LaSalle's
                                        counsel to avoid fraudulent conveyance
                                        and minority shareholder rights issues
                                        as well as review of tender offer.

                                        The Commitment is also subject to
                                        satisfactory review of UPAC financing
                                        contract to ensure no negative impact on proposed financing.

                                        Other Covenants may include, but not be
                                        limited to: limitations on additional
                                        indebtedness, capital expenditures,
                                        change in ownership, change in primary
                                        nature of business, liens, dividends,
                                        management fees, distributions and
                                        redemption's, investments and asset
                                        sales. All covenants will be acceptable
                                        to the Bank in its sole discretion.

Representations & Warranties:

                                        Customary for credit agreements of this
                                        nature including, but not limited to,
                                        corporate existence, corporate and
                                        governmental authorization, financial
                                        information, no material adverse change, compliance with laws, no material litigation, payment of taxes, full disclosure, and no liens or indebtedness except as acceptable to Lender.

Events of Default:                      Customary in credit agreements of this
                                        nature including, failure to pay any
                                        interest, principal or fees when due,
                                        failure to meet any covenant or
                                        agreement, inaccurate or false
                                        representation or warranties,
                                        cross default, insolvency, bankruptcy,
                                        ERISA, judgment defaults and change of
                                        control.

Expenses:                               Borrower would pay all reasonable costs
                                        and expenses associated with the
                                        preparation, due diligence,
                                        administration, and enforcement of all
                                        documents executed in connection with
                                        these credit facilities including, but
                                        not limited to, all legal fees, filing
                                        fees, field audit, equipment appraisal,
                                        market valuations and closing costs.

                                        Upon acceptance of this commitment and
                                        prior to additional due diligence by
                                        LaSalle Bank, Borrower agrees to make a
                                        good faith deposit of $20,000, or pay
                                        all due diligence costs incurred by
                                        LaSalle Bank, including but not limited
                                        to legal fees, field exam fees, and
                                        appraisal fees should the purchasing
                                        group be unsuccessful in their attempts
                                        to purchase the company.

Conditions Precedent:                   Those conditions precedent
                                        customarily found in credit agreements
                                        for transactions of this nature,
                                        including without limitations:
                                        documentation in form and substance
                                        acceptable to Bank and Its counsel, no
                                        material adverse change, no event of
                                        default, payment of fees, satisfactory
                                        completion of due diligence, accuracy of representations and warranties.

If the terms of this commitment meet with your approval, please sign below and return an original copy to LaSalle Bank, NA.



Accepted by:

Name: /s/ Timothy P. O'Neil

Title: President

Date: 9/30/99